BUSINESS LOAN AGREEMENT

THIS BUSINESS LOAN AGREEMENT is made on this **28th** day of **March, 2007** by and among **Skinny Nutritional Corp.**, a Nevada corporation with its office at the address set forth below (hereinafter referred to as "**Borrower**" as more fully defined below and **Valley Green Bank** located at 7226 Germantown Avenue, Philadelphia, PA 19119 (hereinafter "**Lender**" as more fully defined below).

WITNESSETH:

WHEREAS, Lender issued a certain loan commitment to, among others, Borrower dated February 9, 2007 (hereinafter the "**Loan Commitment**"), which is made part hereof by reference;

WHEREAS, Lender hereby agrees to fund one non revolving commercial loan to Borrower on the date hereof in accordance with the terms hereof.

NOW, THEREFORE, the parties hereto intending to be legally bound hereby agree as follows:

1. **LOAN TERMS**.

a. **Loan Amount**. The loan amount of the commercial loan made herein this date to Borrower is **Three Hundred Forty Thousand Dollars ($340,000.00)** (hereinafter the "**Loan Amount**"), as evidenced by a Judgment Note in the aforesaid loan amount from Borrower payable to Lender bearing even date herewith (the "**Note**").

b. **Effective Date**. The Loan Documents executed in connection with the commercial term loan shall be effective as of the date hereof and shall continue thereafter until all Indebtedness of Borrower to Lender has been paid and performed in full and the parties terminate this Agreement in writing.

c. **Purpose of the Loans**. The proceeds of this Loan shall be used to pay off obligations owed by at Borrower under a certain loan and/or line of credit from Madison Bank as set forth in the Loan Commitment.

d. **Prepayment**. Borrower may prepay all or any part of the Note without payment of any prepayment premium.

e. **Addresses**. The state of incorporation of Borrower is Nevada and its principal office address and notice address is 3 Bala Plaza E., Suite 117, Bala Cynwyd, Pa 19004 (Attn: Kenneth Brice, C.F.O.).

f. **Security of Loan**. The Loan being made herein is evidenced and secured by the following Collateral:

(i) A Judgment Note in the original principal amount, which is the Loan Amount, bearing even date herewith executed by Borrower, which is incorporated herein by reference;

(ii) Perfected first priority pledges and assignment of marketable securities and any other collateral pledged in accordance with the terms of certain Commercial Collateral Pledge Agreements executed in connection with this Loan bearing even date herewith, along with a Commercial Collateral Purchase and Pledge Agreement executed in connection with this Loan bearing even date herewith

g. **Value of Collateral**. The value of the pledged marketable securities referred to in Section 1(f)(ii) (hereinafter the "**Pledged Securities**") must be not less than 2.6:1 as it relates to the then current loan balance (principal & interest) (hereinafter the "**Current Balance**") at any time over the life of the Loan. In the event the value of the Pledged Securities is at any time less than 2.6:1 as it relates to the Current Balance, then additional marketable securities or other collateral satisfactory to Lender in its sole discretion must be pledged to Lender by Borrower and/or others on behalf of Borrower on terms and conditions satisfactory to Lender within five

(5) days of request by Lender, or Borrower must reduce the principal balance to an amount satisfactory to Lender within such five (5) day period.

2. **DEFINITIONS**. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

a. **"Agreement"** means this Business Loan Agreement, as the same may be amended or modified from time to time, together with all exhibits and schedules attached thereto from time to time.

b. **"Borrower"** means as defined above and, as applicable all subsidiaries.

c. **"CERCLA"** means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

d. **"Collateral"** means and includes without limitation all property and assets granted as collateral security for a Loan, as set forth in Paragraph 1. f. above, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of, as more fully described in, a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

e. **"ERISA"** means the Employee Retirement Income Security Act of 1974, as amended.

f. **"Event of Default"** means and includes without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

g. **"Grantor"** means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness pursuant to this Agreement.

h. **"Guarantor"** means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness, including those referred to above, if any, as may be expressly set forth herein.

i. **"Indebtedness"** means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

j. **"Lender"** means Valley Green Bank, its successors and assigns.

k. **"Loan" or "Loans"** means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation the loan and financial accommodation being made to Borrower on the date hereof pursuant to the terms herein or otherwise described herein or described on any exhibit or schedule attached to the Loan Documents at any time.

l. **"Loan Documents"** means and includes without limitation all promissory and judgment notes, mortgage notes, notes, credit agreements, loan commitments (including the Loan Commitment), loan agreements (including this Agreement), environmental agreements, guaranties, security agreements, mortgages,

deeds of trust, financing statements (UCC-1's), assignments of various kinds and all other instruments, stock pledge agreements, consents and authorizations of partnerships, corporations, and any other legal entities, documents evidencing or securing any Loan, including but not limited to the Loan made to Borrower on the date hereof and any agreements and documents, whether now or hereafter existing, reasonably required by any of the Loan Documents or reasonably requested by Lender to be executed by any Borrower, Grantor or Guarantor in connection with any of the Loans or the Indebtedness, as from time to time amended, extended, supplemented or replaced.

m. **"Note"** means and includes without limitation Borrower's promissory or judgment note, mortgage note or any notes evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefore, including the Judgment Note bearing even date herewith.

n. **"Permitted Liens"** means liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing.

o. **"Security Agreement"** means and includes without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

p. **"Security Interest"** means and includes without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

q. **"SARA"** means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

3. **CONDITIONS PRECEDENT TO LOAN**. In addition to as elsewhere provided, Lender's obligation to make the Loan pursuant to the Loan Commitment under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Loan Documents.

a. **Loan Documents**. Each Borrower and Grantor shall provide to Lender in form satisfactory to Lender any and all of the Loan Documents all duly and lawfully signed.

b. **Payment of Fees and Expenses**. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in any of the Loan Documents.

c. **Representations and Warranties**. The representations and warranties set forth in any of the Loan Documents are true and correct.

d. **No Event of Default**. There shall not exist at the time of any advance a condition which would constitute an Event of Default under this Agreement.

e. **Performance**. Borrower and each Grantor shall have complied with all terms and conditions of the Loan Commitment.

4. **REPRESENTATIONS AND WARRANTIES**. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan and at all times any Indebtedness exists:

a. **True & Correct/Performance**. All of the representations and warranties set forth in any of the Loan Documents, any exhibits and schedules thereto are and shall be at all times true and correct in all respects. Borrower and each Grantor has complied with all terms and conditions of the Loan Commitment.

b. **Authorization**. The execution, delivery, and performance of the Loan Documents by Borrower, and each grantor, to the extent to be executed, delivered or performed by the respective Borrower and Grantor, have been duly authorized by all necessary action by such Borrower and Grantor, including but not limited to all authorizations of all shareholders, directors, members and managers; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (i) any provision of any agreement or other instrument binding upon any Borrower or Guarantor; or (ii) any law, governmental regulation, court decree, or order applicable to any Borrower or Guarantor.

c. **Financial Information**. Each financial statement of each Borrower or Grantor supplied to Lender truly and completely disclosed the respective Borrower's or Grantor's financial condition as of the date of the statement, and there has been no material adverse change in any Borrower's or Grantor's financial condition subsequent to the date of the most recent financial statement supplied to Lender. No Borrower or Grantor has any material obligations except as disclosed in such financial statements.

d. **Legal Effect**. This Agreement constitutes, and any instrument or agreement required under any of the Loan Documents to be given by Borrower or any Grantor when delivered will constitute, legal, valid and binding obligations of Borrower and each Grantor enforceable against Borrower and each Grantor in accordance with their respective terms.

e. **Properties**. **[INTENTIONALLY DELETED]**

f. **Hazardous Substances**. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing.

Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrant that: (i) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the properties; (ii) Borrower has no knowledge of, or reason to believe that there has been (1) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties; or (2) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (iii) None of Borrower or any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above.

Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances.

Borrower hereby (i) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws; and (ii) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the properties. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this

Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

g. **Litigation and Claims**. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against any Borrower is pending or threatened, and no other event has occurred which may materially adversely affect any Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing, or which have been previously disclosed in any public filing or report filed under federal securities laws.

h. **Taxes**. All tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

i. **Lien Priority**. Unless otherwise previously disclosed to Lender in writing and accepted by Lender or expressly stated in this Agreement. None of Borrower or any Grantor has entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of the Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral. Any amounts owed by Borrower to Madison Bank in connection with the loan and/or line of credit referred to in Section 1(c) of this Agreement shall be paid off by Borrower at Closing and the Security Interests of Madison Bank in connection with such loan and/or line of credit terminated and satisfied.

j. **Binding Effect**. All of the Loan Documents are binding upon Borrower and each Grantor as well as upon Borrower's and each Grantor's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

k. **Commercial Purposes**. Borrower intends to use the Loan proceeds solely for business or commercial related purposes provide above.

l. **Employee Benefit Plans**. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan; (ii) no Borrower has withdrawn from any such plan or initiated steps to do so; (iii) no steps have been taken to terminate any such plan; and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

m. **Location of Borrower's Offices and Records**. Borrower's place of business, or Borrower's chief executive office, if Borrower has more than one place of business, is located at the address for Borrower set forth herein. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.

n. **Information**. All information heretofore or contemporaneously herewith furnished by Borrower or Grantor to Lender for the purposes of or in connection with this Agreement or any transaction contemplated by the Loan Documents, and all information hereafter furnished by or on behalf of Borrower or any Grantor to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

o. **Survival of Representations and Warranties**. Each Borrower and Guarantor understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in making the above referenced Loan to Borrower. Each Borrower and Guarantor further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

5. **AFFIRMATIVE COVENANTS**. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

a. **Performance**. Perform and comply with all terms, conditions, and provisions set forth in the Loan Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement under any of the Loan Documents.

b. **Litigation**. Promptly inform Lender in writing of (i) all material adverse changes in any Borrower's financial condition; and (ii) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially affect the financial condition of Borrower.

c. **Financial Records**. Maintain its books and records in accordance with generally accepted accounting principles applied on a consistent basis and permit Lender to examine and audit each Borrower's books and records at all reasonable times.

d. **Financial Statements/Tax Returns**. Furnish Lender with, as soon as available, but in no event later than one hundred and twenty days (120) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, compiled by a certified public accountant satisfactory to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct; and furnish Lender with, as soon as available, but in no event later than one hundred and twenty days (120) days after the due date for filing, Borrower's tax returns for the year ended, prepare by a certified public accountant satisfactory to Lender.

e. **Additional Information**. Furnish such additional information and statements, lists of assets and liabilities, aging reports of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

f. **Insurance**. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person in connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

g. **Insurance Reports**. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the properties insured; (v) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (vi) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), each Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

h. **Other Agreements**. [INTENTIONALLY DELETED]

i. **Loan Proceeds**. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

j. **Taxes, Charges and Liens**. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of any Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate proceedings; and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

k. **Additional Assurances**. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

l. **Operations**. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; and conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

m. **Inspection**. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and any Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

n. **Compliance Certificate**. Unless waived in writing by Lender, provide Lender at least annually and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower's, chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

o. **Environmental Compliance and Reports**. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; and shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

6. **NEGATIVE COVENANTS**. Borrower covenants and agrees with Lender that while this Agreement or any of the Loan Documents is in effect, Borrower shall not, without the prior written consent of Lender:

a. **Indebtedness and Liens**. (i) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases; (ii) except as allowed as a Permitted Lien, sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets; or (iii) sell with recourse any of Borrower's accounts, except to Lender.

b. **Continuity of Operations**. (i) Engage in any business activities substantially different than those in which Borrower is presently engaged; or (ii) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, dissolve or transfer or sell Collateral out of the ordinary course of business.

c. **Loans, Acquisitions and Guaranties**. (i) Loan invest in or advance money or assets other than in the ordinary course of business; (ii) purchase, create or acquire any interest in any other enterprise or entity; or (iii) incur any obligation as surety or guarantor other than in the ordinary course of business.

7. **CESSATION OF ADVANCES**. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:

a. Borrower or any Grantor is in default under the terms of any of the Loan Documents or any other agreement that Borrower or any Grantor has with Lender;

b. Borrower or any Grantor dies, becomes incompetent or insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt;

c. There occurs a material adverse change in Borrower's financial condition, in the financial condition of any Grantor, or in the value of any Collateral securing any Loan; or

d. Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

8. **FAILURE TO MEET CERTAIN OBLIGATIONS**. If Borrower or any Grantor fails (i) to provide Lender with financial information or any other documentation to which Lender is entitled; (ii) to execute any documentation which Borrower or any Grantor is obligated to execute under the loan documents; or (iii) to timely pay to Lender any amounts due Lender under the Loan Documents including, but not limited to, attorneys' fees, Lender may increase the interest rate to 2% above the interest rate in effect at the time of such failure. Lender may increase the interest rate upon expiration of the time period, if any, provided in the Loan Documents or in Lender's request, without further notice to Borrower or any Grantor. This right is in addition to any and all other rights Lender may have under the loan documents or by law and whether or not Lender has declared an Event of Default. If Lender elects to increase the rate but not declare an Event of Default, Lender has not waived its right to declare an Event of Default at a later time or for another such failure.

9. **DEPOSIT ACCOUNT**. During the term of this loan, Borrower agrees to maintain with Lender its primary depository accounts.

10. **RIGHT OF SETOFF**. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

11. **EVENTS OF DEFAULT**. Each of the following shall constitute an Event of Default under this Agreement:

a. **Default on Indebtedness**. Failure of Borrower or any Grantor to make any payment in full when due on any Loan or under any Note or under any Loan Document, and said failure is not cured within ten (10) days of the due date;

b. **Other Defaults**. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Loan Documents, or failure of Borrower or any Grantor to comply with or to perform any other term, obligation, covenant or condition contained in any other note, agreement or loan document between Lender and Borrower or Lender and any Grantor, and said failure is not cured within ten (10) days of the due date as to any monetary failure, or as to any non-monetary failure, said failure is not cured within thirty (30) days following written notice of such failure to the Borrower and Grantor;

c. **Default in Favor of Third Parties**. Should Borrower default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay the Loans or perform their respective obligations under any of the Loan Documents, and such default is not cured within the any allowable cure period or grace period, if any, under the terms of such loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, and said default is not cured within thirty (30) days following written notice of such default to the Borrower;

d. **False Statements**. Any warranty, representation or statement made or furnished to Lender by or on behalf of any Borrower or Grantor under this Agreement or the Loan Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter, and said failure is not cured within thirty (30) days following written notice of such failure to the respective Borrower or Grantor;

e. **Defective Collateralization**. Any of the Loan Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason;

f. **Death or Insolvency**. The death of Borrower or any Grantor or the dissolution or termination of Borrower's or any Grantor's existence as a going business, the insolvency of Borrower or any Grantor, the appointment of a receiver for any part of Borrower's or any Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or any Grantor, and as to any involuntary appointment of receiver or bankruptcy or insolvency proceeding against Borrower or any Grantor, said appointment of receiver, assignment or proceeding is not dismissed, stricken or removed from the record within sixty (60) days from commencement;

g. **Creditor or Forfeiture Proceedings**. Commencement of foreclosure, forfeiture, garnishment, attachment, execution or levy, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or any Grantor against any Collateral securing the Indebtedness, or by any governmental agency, and the same is not dismissed, stricken or removed from the record within thirty (30) days from commencement, provided that no such grace period shall be applicable if it relates any of Borrower's, or any Grantor's deposit accounts with Lender or to any other property of Borrower or any Grantor held by or in the possession of Lender;

h. **Additional Defaults**. The occurrence of an Event of Default by Borrower or any Grantor in connection with any Loan or under any of the Loan Documents;

j. **Adverse Change**. A material adverse change occurs in Borrower's financial condition, or Lender believes, in good faith, that the prospect of payment or performance of the Indebtedness is impaired, and the same is not cured to Lender's satisfaction within thirty (30) days following written notice to the Borrower;

k. **Event of Default under any of the Loan Documents**. Any Event of Default has occurred under any of the Loan Documents (giving effect to all applicable grace periods or cure periods provided for therein, if any);

l. **Collateral Value**. In the event that the Current Value of the pledged marketable securities referred to Section 1f(ii) above is at any time less than 2.6:1 as it relates to the current loan balance (Principal & Interest), and additional marketable securities or other collateral satisfactory to Lender in its sole discretion have not been pledged to Lender by Borrower or others on behalf of Borrower, on terms and conditions satisfactory to Lender within five (5) days of request by Lender; and Borrower has not reduced the principal balance to an amount satisfactory to Lender within such five (5) day period; or

m. **Insecurity**. Lender, in good faith, deems itself insecure, and the same is not cured to Lender's satisfaction within thirty (30) days following written notice to the Borrower.

12. **EFFECT OF AN EVENT OF DEFAULT**. If any Event of Default shall occur, except where otherwise provided in the Loan Documents, all commitments and obligations of Lender under any of the Loan Documents immediately will terminate and, at Lender's option, all Indebtedness immediately will become due and payable, all without further notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Loan Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

13. **MISCELLANEOUS PROVISIONS**. The following miscellaneous provisions are a part of this Agreement:

a. **Amendments**. The Loan Documents constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

b. **Applicable Law**. This Agreement has been delivered to Lender and accepted by Lender in the Commonwealth of Pennsylvania. If there is a lawsuit, each Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or any Borrower against the other. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

c. **Caption Headings**. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

d. **Multiple Parties**. All obligations of each Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Agreement.

e. **Consent to Loan Participation**. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or any Grantor or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests.

Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligations under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

f. **Costs and Expenses**. Borrower agrees to pay upon demand all of Lender's expenses, including without limitation reasonable attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

g. **Notices**. All notices required to be given to Borrower or Grantor under the Loan Documents shall be given in writing, may be sent by tele-facsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given to the notice address for the respective Borrower set forth in this Agreement, and as to any Grantor, as stated in such applicable Loan Document. Any party may change its address for notices under the Loan Documents by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to Borrower. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es). Notices to Lender shall be addressed to Valley Green Bank, **7226 Germantown Avenue, Philadelphia PA 19119 Attn: Wesley Astheimer.** All notices to Lender sent by mail must be sent by certified mail, return receipt requested. All notices to Lender also require a copy to be sent by any Borrower and any Guarantor to **Hwang Law Firm, LLC, 550 Township Line Road, Suite 400, Blue Bell, PA 19422, Attention: Sam Y. Hwang, Esquire**, sent by certified mail, return receipt requested.

h. **Severability**. If a court of competent jurisdiction finds any provision of the Loan Documents to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of the Loan Documents in all other respects shall remain valid and enforceable.

i. **Subsidiaries of Borrower**. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all subsidiaries of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary of Borrower.

j. **Successors and Assigns**. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

k. **Survival**. All warranties, representations, and covenants made by Borrower or any Grantor in any of the Loan Documents or in any certificate or other instrument delivered by Borrower or any Grantor to Lender under the Loan Documents shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Loan Documents, regardless of any investigation made by Lender or on Lender's behalf.

l. **Time Is of the Essence**. Time is of the essence in the performance of the Loan Documents.

m. **Waiver**. Lender shall not be deemed to have waived any rights under the Loan Documents unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of any of the Loan Documents shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under any of the Loan Documents, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

n. **Lender's Reliance & Discretion**. Borrower understands and agrees that (i) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Loan Documents; and (ii) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion.

IN WITNESS WHEREOF, EACH PARTY HERETO, HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, EXECUTES THIS AGREEMENT ON THE DATE ABOVE FIRST WRITTEN.

Borrower:
Skinny Nutritional Corp.

By: ______________________
Donald J. McDonald, CEO

Lender:
Valley Green Bank

By: ______________________
Wesley Astheimer, Executive Vice President